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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2003 relating to the financial statements and financial statement schedule, which appears in Maxtor Corporation's Annual Report on Form 10-K for the year ended December 28, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP



San Jose, California
October 20, 2003